Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
First Quarter 2020 Financial Results

Net Income of $0.07 per Diluted Share
FFO of $0.54 per Diluted Share (Excluding Specified Items)
Grew same-store office cash NOI by 7.9%
Grew same-store studio cash NOI by 9.5%, excluding a 2019 one-time payment
Signed Nearly 230,000 Square Feet of Office Leases
Achieved GAAP and cash rent growth of 30.6% and 20.3%, respectively
Reduced 2020 expirations to 4.8% of Company's Share of ABR
Total Liquidity of $1.1 Billion
Only one $65 million maturity in Q3 2020, thereafter no maturities until 2022
Collected 95% of Office and Studio April Rents, 93% of Total April Rents
Withdrew Full-Year 2020 FFO Guidance in Light of COVID-19 Pandemic
____________
LOS ANGELES (May 5, 2020)—Hudson Pacific Properties, Inc. (the "Company" or "Hudson Pacific") (NYSE: HPP) today announced financial results for the first quarter 2020.

Management Comments & Industry Outlook
Victor Coleman, Hudson Pacific Properties' Chairman and CEO, said:

"As the COVID-19 pandemic took hold, we finished up a solid first quarter, signing over a quarter million square feet of new and renewal leases with robust GAAP and cash rent growth of 31% and 20%, respectively. Our stabilized and in-service portfolios were well leased at 95.9% and 94.8%, respectively, and we made further progress on addressing our limited 2020 expirations, which as of the end of the quarter equated to just 4.8% of our Company's Share of ABR. We also had healthy growth in our same-store office property cash NOI of nearly 8%, and our studio property cash NOI of 9.5%, after adjusting for a 2019 one-time inactive fee payment.

"That said, for well over two months now, we've been laser focused on navigating and mitigating the potential impacts of the COVID-19 pandemic upon our business. We've followed local, state and federal guidelines, while swiftly implementing work-from-home policies for our employees, and new cleaning and safety practices to enable our buildings to stay open and operational for essential business tenants. We're pleased to have collected 95% of our office and studio April rents. Our balance sheet is strong—we have $1.1 billion of liquidity with no maturities prior to 2022, except our $65 million Met Park North loan later this year. With only $364 million earmarked to complete our two under construction projects, Harlow and One Westside, which are, in aggregate, 85% pre-leased, the vast majority of cash on hand is available to fund our operations and/or for capital preservation, as needed.

"I am very proud that in addition to the many corporate and operational steps taken to address the pandemic, Hudson Pacific has actively sought meaningful ways to support the broader fight against COVID-19 across our markets, including: offering up unleased space for critical response work; donating $100,000 to organizations at the intersection of COVID-19 and homelessness; and purchasing hundreds of

Hudson Pacific Properties, Inc.
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meals from our own restaurant tenants, as well as other neighborhood eateries, to feed frontline workers.

"Despite our positive first quarter results, due to the continued uncertainty around potential business disruptions as a result of COVID-19, we've decided to withdraw our full-year 2020 FFO guidance. We look forward to providing further details regarding our business outlook on our earnings call."

Consolidated Financial & Operating Results
For first quarter 2020 compared to first quarter 2019:

•	Net income attributable to common stockholders of $10.8 million, or $0.07 per diluted share, compared to net loss of $39.4 million, or $0.26 per diluted share;

•	FFO, excluding specified items, of $84.6 million, or $0.54 per diluted share, compared to $76.7 million, or $0.49 per diluted share;

◦
Specified items in 2020 consisting of transaction-related expenses of $0.1 million, or $0.00 per diluted share, and a one-time straight-line rent reserve related to transitioning a co-working tenant to cash basis reporting of $2.6 million, or $0.02 per diluted share, compared to specified items in 2019 consisting of transaction-related expenses of $0.1 million, or $0.00 per diluted share, and one-time debt extinguishment costs of $0.1 million, or $0.00 per diluted share;

•	FFO, including specified items, of $81.9 million, or $0.52 per diluted share, compared to $76.4 million, or $0.49 per diluted share;

•	Total revenue increased 4.5% to $206.2 million;

•	Total operating expenses increased 5.3% to $166.9 million; and

•	Interest expense increased 8.5% to $26.4 million.

Office Segment Results
Financial & operating
For first quarter 2020 compared to first quarter 2019:

•	Total revenue increased 6.0% to $186.4 million. Primary factors include:

◦
The commencement of significant leases at EPIC and Fourth & Traction, as well as several other material tenant expansions and lease commencements throughout the Company's northern California office portfolio (adjusted for the above-mentioned one-time straight-line rent reserve, first quarter total revenue would have increased 7.5%);

•	Operating expenses increased 5.0% to $63.9 million, primarily due to the aforementioned lease commencements at EPIC, Fourth & Traction and Maxwell; and

•	Net operating income and cash net operating income for the 39 same-store office properties increased 1.7% and 7.9%, respectively.
Leasing

•	Stabilized and in-service office portfolios were 95.9% and 94.8% leased, respectively; and

•	Executed 48 new and renewal leases totaling 228,932 square feet with GAAP and cash rent growth of 30.6% and 20.3%, respectively.

Studio Segment Results
Financial & operating
For first quarter 2020 compared to first quarter 2019:

Hudson Pacific Properties, Inc.
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•	Total revenue decreased 8.0% to $19.8 million. Primary factors include:

◦	Receipt of a $1.85 million one-time inactive fee payment in first quarter 2019 (adjusted for this one-time payment, first quarter total revenue would have increased 0.6%).

•
Total operating expenses decreased 4.1% to $10.7 million, primarily due to a temporary reduction in staffing towards the end of the quarter for security, janitorial and other services across all studio properties; and

•
Net operating income and cash net operating income for the three same-store studio properties decreased 12.2% and 10.6%, respectively (adjusted for the above-mentioned one-time payment, first quarter net operating income and cash net operating income for the three same-store studio properties would have increased 6.7% and 9.5%, respectively).

Leasing

•	Trailing 12-month occupancy for the three same-store studio properties was 92.4%.

Leasing Activity
Executed significant leases in Seattle and Vancouver

•	GSA - FEMA renewed its 28,993-square-foot lease through April 2030 at Northview Center in Lynnwood.

•	Wesgroup Properties signed a 24,513-square-foot lease through March 2031 at Bentall Centre in Vancouver, with 15,801 square feet commencing October 2020 and 8,712 commencing December 2020.

•	Plantronics signed a 17,591-square-foot lease through March 2027 at Bentall Centre in Vancouver.

Balance Sheet
As of the end of the first quarter 2020:

•	$2.9 billion of total unsecured and secured debt and preferred units (net of cash and cash equivalents) resulting in a leverage ratio of 41.8%.

•	Approximately $1.1 billion of total liquidity comprised of:

◦	$392.1 million of unrestricted cash and cash equivalents;

◦	$110.0 million of undrawn capacity under the unsecured revolving credit facility;

◦	$230.0 million of excess capacity on the Sunset Bronson Studios/ICON/CUE revolving facility; and

◦	$408.9 million of undrawn capacity under the construction loan secured by One Westside and 10850 Pico.

•	Investment grade credit rated with 87.5% unsecured and 82.2% fixed-rate debt and weighted average maturity of 5.6 years.

Dividend
Paid common dividend

•	The Company's Board of Directors declared a dividend on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share.

Activities Subsequent to First Quarter 2020
Launched Better Blueprint ESG platform

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On April 30, 2020, the Company issued its 2019 Corporate Responsibility Report. Highlights include converting to 100% renewable electricity within its operating portfolio, joining the U.S. Centers for Disease Control and Prevention’s Fitwel Champion Network, and making a $500,000 donation to Union Rescue Mission in Los Angeles, one of the largest rescue missions in the country working to end homelessness. The Report also introduces the Company’s Better Blueprint platform, which will serve as the foundation for its work related to environmental, social and governance issues moving forward, and outlines 2025 goals to promote sustainability, health and equity across its core markets.

COVID-19 Update
The Company's top priority remains the health and safety of its employees and tenants. Since mid-March, Hudson Pacific has implemented a policy encouraging all non-location essential employees to work remotely, and the Company is unaware of any employees testing positive for COVID-19. All office and studio properties are open and operational to enable essential business tenants to continue to operate with enhanced cleaning, communications and safety protocols. The Company's interdepartmental Emergency Response Task Force has worked diligently to oversee implementation of its Business Continuity and Reintegration Plans. Specifically, the Reintegration Plan outlines the processes, technologies and communications necessary to ensure both tenants and employees return to safe, healthy and productive workplaces in compliance with any applicable government orders.

As of the date of this release, the Company has collected approximately 93% of its April 2020 combined contractual rents from office, studio and retail tenants. This includes approximately 95% of rents from office tenants, 95% of rents from studio tenants, and 38% of rents from storefront retail tenants. The Company has implemented a rent relief program for the preponderance of the uncollected rents.

In the first quarter, as a precautionary measure to improve its cash position and preserve financial flexibility in light of the challenging business environment resulting from COVID-19, the Company increased its cash position through borrowings on its unsecured revolving credit facility of $415.0 million.

The Company has only two under construction projects, Harlow and One Westside, with total remaining cost to complete of approximately $364.2 million. Both projects are fully funded and, in aggregate, 85% pre-leased. Work continues essentially unabated as Harlow and One Westside are located in Los Angeles, where construction is deemed essential. Project completion may still be impacted by COVID-19-related factors outside of the Company's control, including further government restrictions and/or social distancing requirements.

Hudson Pacific has reached out to local officials to explore ways it can support efforts around COVID-19, including offering up unleased space for critical response work. The Company donated $100,000 to organizations working at the intersection of COVID-19 and homelessness in its core markets, including the United Way of Greater Los Angeles, the Tipping Point Community in Northern California, the Seattle Foundation and the Vancouver Foundation.

The Company has also joined the #FeedtheFrontLine movement in its communities by purchasing hundreds of meals from its restaurant tenants, where possible, and other nearby restaurants, cafés and caterers. Hudson Pacific employee volunteers then help to deliver those meals to healthcare, homeless shelter and other front-line workers.

2020 Outlook
Due to the uncertainty resulting from the COVID-19 pandemic, the Company is withdrawing its previous full-year 2020 FFO guidance.

Hudson Pacific Properties, Inc.
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Supplemental Information
Supplemental financial information regarding Hudson Pacific's first quarter 2020 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.

Conference Call
The Company will hold a conference call to discuss first quarter 2020 financial results at 11:00 a.m. PT / 2:00 p.m. ET on May 5, 2020. Please dial (877) 407-0784 to access the call. International callers should dial (201) 689-8560. A live, listen-only webcast can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com, where a replay of the call will be available. A replay will also be available beginning May 5, 2020 at 2:00 p.m. PT / 5:00 p.m. ET, through May 19, 2020 at 8:59 p.m. PT / 11:59 p.m. ET, by dialing (844) 512-2921 and entering the passcode 13702231. International callers should dial (412) 317-6671 and enter the same passcode.

About Hudson Pacific
Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling nearly 19 million square feet, including land for development. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Netflix, Google, Square, Uber, NFL Enterprises and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP, and listed as a component of the Russell 2000® and the Russell 3000® indices. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact
Laura Campbell
Senior Vice President, Investor Relations and Marketing

Hudson Pacific Properties, Inc.
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(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Investment in real estate, at cost	$7,347,063	$7,269,128
Accumulated depreciation and amortization	(939,857)	(898,279)
Investment in real estate, net	6,407,206	6,370,849
Cash and cash equivalents	392,136	46,224
Restricted cash	11,982	12,034
Accounts receivable, net	12,940	13,007
Straight-line rent receivables, net	209,037	195,328
Deferred leasing costs and lease intangible assets, net	275,610	285,448
U.S. Government securities	139,475	140,749
Operating lease right-of-use asset	268,384	269,029
Prepaid expenses and other assets, net	68,101	68,974
Investment in unconsolidated real estate entity	60,071	64,926
TOTAL ASSETS	$7,844,942	$7,466,568

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,234,093	$2,817,910
In-substance defeased debt	134,205	135,030
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	269,282	212,673
Operating lease liability	272,421	272,701
Lease intangible liabilities, net	28,744	31,493
Security deposits and prepaid rent	73,409	86,188
Total liabilities	4,078,290	3,622,131

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	127,083	125,260

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
Common stock, $0.01 par value, 490,000,000 authorized, 153,295,905 shares and 154,691,052 shares outstanding at March 31, 2020 and December 31, 2019, respectively	1,533	1,546
Additional paid-in capital	3,349,706	3,415,808
Accumulated other comprehensive loss	(17,804)	(561)
Total Hudson Pacific Properties, Inc. stockholders' equity	3,333,435	3,416,793
Non-controlling interest—members in consolidated entities	270,236	269,487
Non-controlling interest—units in the operating partnership	26,083	23,082
Total equity	3,629,754	3,709,362
TOTAL LIABILITIES AND EQUITY	$7,844,942	$7,466,568

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
In thousands, except share data

	Three Months Ended March 31,

	2020		2019
REVENUES
Office
Rental	$181,113		$170,197
Service and other revenues	5,314		5,661
Total office revenues	186,427		175,858
Studio
Rental	12,915		12,394
Service and other revenues	6,885		9,137
Total studio revenues	19,800		21,531
Total revenues	206,227		197,389
OPERATING EXPENSES
Office operating expenses	63,860		60,815
Studio operating expenses	10,650		11,109
General and administrative	18,618		18,094
Depreciation and amortization	73,763		68,505
Total operating expenses	166,891		158,523
OTHER (EXPENSE) INCOME
Loss from unconsolidated real estate entity	(236)		—
Fee income	610		—
Interest expense	(26,417)		(24,350)
Interest income	1,025		1,024
Transaction-related expenses	(102)		(128)
Unrealized loss on non-real estate investment	(581)		—
Impairment loss	—		(52,201)
Other income (expense)	314		(106)
Total other (expense) income	(25,387)		(75,761)
Net income (loss)	13,949	—	(36,895)
Net income attributable to preferred units	(153)		(153)
Net income attributable to participating securities	(29)		(308)
Net income attributable to non-controlling interest in consolidated real estate entities	(3,517)		(2,821)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	633		600
Net (income) loss attributable to non-controlling interest in the operating partnership	(106)		185
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$10,777		$(39,392)

BASIC AND DILUTED PER SHARE AMOUNTS
Net income (loss) attributable to common stockholders—basic	$0.07		$(0.26)
Net income (loss) attributable to common stockholders—diluted	$0.07		$(0.26)
Weighted average shares of common stock outstanding—basic	154,432,602		154,396,159
Weighted average shares of common stock outstanding—diluted	158,109,912		154,396,159

Hudson Pacific Properties, Inc.
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Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended March 31,
	2020	2019
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net income (loss)	$13,949	$(36,895)
Adjustments:
Depreciation and amortization—Consolidated	73,763	68,505
Depreciation and amortization—Corporate-related	(565)	(523)
Depreciation and amortization—Company's share from unconsolidated real estate entity	1,381	—
Impairment loss	—	52,201
Unrealized loss on non-real estate investment(2)	581	—
FFO attributable to non-controlling interests	(7,093)	(6,738)
FFO attributable to preferred units	(153)	(153)
FFO to common stockholders and unitholders	81,863	76,397
Specified items impacting FFO:
Transaction-related expenses	102	128
One-time straight line rent reserve	2,620	—
One-time debt extinguishment cost	—	143
FFO (excluding specified items) to common stockholders and unitholders	$84,585	$76,668

Weighted average common stock/units outstanding—diluted	157,501	155,870
FFO per common stock/unit—diluted	$0.52	$0.49
FFO (excluding specified items) per common stock/unit—diluted	$0.54	$0.49

1.
Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

2. During first quarter 2020, Hudson Pacific recognized a $0.6 million unrealized loss on a unconsolidated non-real estate investment accounted for using the cost method approach. In December 2018, NAREIT issued a FFO White Paper providing an option to include these mark-to-market adjustments in our calculation of FFO. During fourth quarter 2018, Hudson Pacific elected this option retroactively.

Hudson Pacific Properties, Inc.
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Net Operating Income
Unaudited, in thousands

	Three Months Ended March 31,
	2020	2019
RECONCILIATION OF NET INCOME TO NET OPERATING INCOME (“NOI”)(1):
Net income (loss)	$13,949	$(36,895)
Adjustments:
Loss from unconsolidated real estate entity	236	—
Fee income	(610)	—
Interest expense	26,417	24,350
Interest income	(1,025)	(1,024)
Transaction-related expenses	102	128
Unrealized loss on non-real estate investment	581	—
Impairment loss	—	52,201
Other (income) expense	(314)	106
General and administrative	18,618	18,094
Depreciation and amortization	73,763	68,505
NOI	$131,717	$125,465

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	148,103	138,370
Straight-line rent	9,308	13,894
Amortization of above-market and below-market leases, net	2,307	2,888
Amortization of lease incentive costs	(440)	(356)
Same-store office revenues	159,278	154,796

Same-store studios cash revenues	19,651	21,180
Straight-line rent	158	360
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	19,800	21,531

Same-store revenues	179,078	176,327

Same-store office cash expenses	52,655	49,941
Straight-line rent	365	366
Amortization of above-market and below-market ground leases, net	586	586
Same-store office expenses	53,606	50,893

Same-store studio cash expenses	10,650	11,109
Same-store studio expenses	10,650	11,109

Same-store expenses	64,256	62,002

Same-store net operating income	114,822	114,325
Non-same-store net operating income	16,895	11,140
NET OPERATING INCOME	$131,717	$125,465

SAME-STORE OFFICE NOI GROWTH	1.7%
SAME-STORE OFFICE CASH NOI GROWTH	7.9%
SAME-STORE STUDIO NOI DECREASE	(12.2)%
SAME-STORE STUDIO CASH NOI DECREASE	(10.6)%

Hudson Pacific Properties, Inc.
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1.
Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.